     As filed with the Securities and Exchange Commission on April 28, 2000
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                WEB STREET, INC.
             (Exact Name of Registrant as Specified in its Charter)

                 Delaware                          36-4212401
      (State or Other Jurisdiction             (I.R.S. Employer
     of Incorporation or Organization)          Identification No.)

                 510 Lake Cook Road, Deerfield, Illinois 60015
        (Address of Principal Executive Offices)      (Zip Code)

               Web Street Financial Group, Inc. Stock Option Plan
                   Web Street, Inc. 1999 Stock Incentive Plan
                Option Agreements Listed on Attached Schedule I
               Web Street, Inc. 1999 Employee Stock Purchase Plan
                           (Full Title of the Plans)

                              Stuart A. Cohn, Esq.
                  Executive Vice President and General Counsel
                 510 Lake Cook Road, Deerfield, Illinois 60015
                    (Name and Address of Agent for Service)
                                 (847) 444-4700
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               Mark D. Wood, Esq.
                              Adam R. Klein, Esq.
                              Katten Muchin Zavis
                       525 West Monroe Street, Suite 1600
                         Chicago, Illinois  60661-3693
                                 (312) 902-5200
                           ---------------------------


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                           Proposed Maximum     Proposed Maximum
                                          Amount To Be      Offering Price    Aggregate Offering       Amount Of
Title Of Securities To Be Registered     Registered (1)        Per Share             Price          Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 (Stock Option Plan)..................  1,298,000 shares         $6.47(2)          $ 8,398,060(2)           $2,335
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 (1999 Stock Incentive Plan)..........  4,000,000 shares         $8.19(3)          $17,216,671(3)           $4,786
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 (Option Agreements)..................    569,377 shares         $ .06(4)          $    34,163(4)           $   10
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 (1999 Stock Purchase Plan)...........  1,000,000 shares         $3.85(5)          $ 3,850,000(5)           $1,070
--------------------------------------------------------------------------------------------------------------------
         Total........................  6,867,377 shares            --                      --              $8,201
====================================================================================================================

(1) This registration statement also covers an indeterminate number of shares of Web Street, Inc. Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Based upon the weighted average exercise price for the currently outstanding options granted under this plan. These amounts are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.

(3) Based upon (i) the weighted average exercise price of $8.19 per share for currently outstanding options to purchase 418,588 shares of Common Stock granted under this plan and (ii) the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on April 26, 2000, which was $3.85, with respect to 3,581,412 shares of Common Stock which may be granted under this plan. These amounts are used solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(1) and 457(c) under the Securities Act.

(4) Based upon the weighted average exercise price for the currently outstanding options granted under these agreements. These amounts are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.

(5) Based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on April 26, 2000. These amounts are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
================================================================================

                                   SCHEDULE I
                                   ----------


     Option Agreements between Web Street Financial Group, Inc. and the following employees and consultants:

     Fred Allen
     Manuel Calderon
     Ryan Carpel
     Stuart Cohn
     Barbara Escobar
     Paul Gakhal
     Michael Graf
     Michael Grimes
     Jason Hersh
     Vanesa Horton
     Gary Just
     William Mania
     Christopher Mazzacono
     Melvin Pinkham
     D. Jonathan Rosenberg
     Jonah Rosenberg
     Robert Rosenberg
     Jeffrey Schulhof
     Alan Seleman
     Jeffrey Williams
     Tom Wilson
     Saul Zadik
     Steve Zakrzewski

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in the prospectuses for the Web Street Financial Group, Inc. Stock Option Plan, the Web Street, Inc. 1999 Stock Incentive Plan, the option agreements listed on the attached Schedule I and the Web Street, Inc. 1999 Employee Stock Purchase Plan (collectively, the "Plans"), and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the SEC. Web Street will not issue any additional options under the Web Street Financial Group, Inc. Stock Option Plan or the option agreements listed on the attached Schedule I. Web Street Financial Group, Inc. is the former name of Web Street, Inc.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the SEC are incorporated by reference in this registration statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

     (b) The description of the Registrant's common stock in the Registrant's Registration Statement on Form 8-A filed on October 18, 1999 pursuant to the Securities Exchange Act of 1934, and all subsequent amendments and reports filed for the purpose of updating the description.

     In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment indicating that all securities offered pursuant to this registration statement have been sold or deregistering all the securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement.

     The Registrant will provide without charge to each person who has received a copy of any prospectus to which this registration statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to those documents, unless the exhibits are incorporated by reference in those documents. Written requests for copies should be directed to the Registrant's principal executive offices at 510 Lake Cook Road, Deerfield, Illinois 60015, Attention: Corporate Secretary. Telephone requests for copies should be directed to the Registrant's Corporate Secretary at (847) 444-4700.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for the breach or alleged breach of their fiduciary duty as a director, except for liability for:

     . any breach of their duty of loyalty to the Registrant or its stockholders;

     . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     . willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds; and

     . any transaction from which the director derived an improper personal benefit.

     The Registrant's Amended and Restated Certificate of Incorporation also contains provisions that require the Registrant to indemnify its directors and permit the Registrant to indemnify its officers and employees to the fullest extent permitted by Delaware corporate law. However, the Registrant is not obligated to indemnify a person:

     . with respect to proceedings, claims or actions initiated or brought voluntarily by the person and not by way of defense; and

     . for any amounts paid in settlement of an action indemnified against by the Registrant without its prior written consent.

The Registrant has entered into indemnity agreements with each of its directors and executive officers providing for this indemnification and containing the Registrant's covenant to maintain directors' and officers' liability insurance.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     4.1 The Registrant's Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "1999 10-K").

     4.2 The Registrant's Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the 1999 10-K.

     4.3 Specimen stock certificate representing common stock, incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1, as amended (Registration Statement No. 333-85849) (the
          "IPO Registration Statement").

     4.4 Web Street Financial Group, Inc. Stock Option Plan, incorporated by reference to Exhibit 10.1 to the IPO Registration Statement.

     4.5 Form of Option Agreement under the Stock Option Plan, incorporated by reference to Exhibit 10.2 to the IPO Registration Statement.

     4.6 Form of Option Agreement with various employees and consultants prior to the Stock Option Plan, incorporated by reference to Exhibit 10.3 to the IPO Registration Statement.

     4.7 The Registrant's 1999 Stock Incentive Plan, incorporated by reference to Exhibit 10.4 to the IPO Registration Statement.

     4.8 Form of Option Agreement under the 1999 Stock Incentive Plan, incorporated by reference to Exhibit 10.5 to the IPO Registration Statement.

     4.9  The Registrant's 1999 Employee Stock Purchase Plan.

     5 Opinion of Stuart A. Cohn, General Counsel of the Registrant, as to the legality of the shares of common stock being offered under the Plans.

    23.1  Consent of Arthur Andersen LLP.

    23.2 Consent of Stuart A. Cohn (contained in his opinion filed as Exhibit 5).

    24 Power of Attorney (included on the signature page of this registration statement).

Item 9. Undertakings.

     1.   The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant's directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, State of Illinois, on this 28th day of April, 2000.

                                     WEB STREET, INC.

                                     By: /S/ JOSEPH J. FOX
                                         ---------------------------------------
                                         Joseph J. Fox
                                         Chief Executive Officer and Co-Chairman
                                         of the Board

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Joseph J. Fox, Stuart A. Cohn and Mark D. Wood, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 28th, 2000.

          SIGNATURE                                TITLE
          ---------                                -----
    /S/ JOSEPH J. FOX           Co-Chairman of the Board and Chief Executive
----------------------------    Officer (principal executive officer)
        Joseph J. Fox


       /S/ AVI FOX              Co-Chairman of the Board and President
----------------------------
           Avi Fox


   /S/ JOSEPH A. BARR           Executive Vice President, Chief Financial
----------------------------    Officer (principal financial and accounting
       Joseph A. Barr           officer) and Treasurer


  /S/ ROBERT F. BERNARD         Director
----------------------------
      Robert F. Bernard


  /S/ FREDRIC J. GRABER         Director
----------------------------
      Fredric J. Graber


/S/ D. JONATHAN ROSENBERG       Executive Vice President, Chief Operating
----------------------------    Officer and Director
    D. Jonathan Rosenberg

                               INDEX TO EXHIBITS

Exhibits                                Description
--------    --------------------------------------------------------------------
 4.9        The Registrant's 1999 Employee Stock Purchase Plan.

 5 Opinion of Stuart A. Cohn, General Counsel of the Registrant, as to the legality of the shares of common stock being offered under the Plans.

23.1        Consent of Arthur Andersen LLP.

23.2 Consent of Stuart A. Cohn (contained in his opinion filed as Exhibit 5).

24 Power of Attorney (included on the signature page of this registration statement).